HomeTrust Bancshares, Inc. to Acquire Jefferson Bancshares, Inc. and

Expand into East Tennessee

ASHEVILLE, NC and MORRISTOWN, TN – January 23, 2014– HomeTrust Bancshares, Inc. (“HomeTrust”) (NASDAQ: HTBI) and Jefferson Bancshares, Inc. (“Jefferson”) (NASDAQ:JFBI) jointly announced today the signing of a definitive agreement under which HomeTrust will acquire Jefferson. Upon the completion of the transaction, the combined company is expected to have approximately $2.1 billion in assets.

Dana Stonestreet, Chairman, President, and CEO of HomeTrust said, “We are enthusiastic to enter the east Tennessee market by connecting with an institution sharing our core values.  Both banking organizations are dedicated to providing superior customer service, placing value on their employees, and focusing continually on creating shareholder value. We are operating in an increasingly complex regulatory environment where scale and efficiency of operations is paramount. We believe that strategically aligning with like-minded regional community banking institutions, such as Jefferson, will allow the HomeTrust franchise to achieve greater economies of scale and better position us to forge additional partnerships by augmenting our already strong capital base.”

Anderson Smith, President and Chief Executive Officer of Jefferson, commented, “We eagerly anticipate the merger of Jefferson into HomeTrust, as our companies share similar business and cultural philosophies. With the resources of Jefferson and HomeTrust, the combined institution will be empowered to better serve its customers and markets by offering an expanded and more competitive product and service menu. Additionally, I look forward to serving as the East Tennessee Market President for HomeTrust and as a member of the HomeTrust Board of Directors.”

Established in 1963, Jefferson Federal Bank is headquartered in Morristown, Tennessee. Its holding company, Jefferson Bancshares, Inc., has over $498 million in combined assets. Jefferson operates a total of 12 banking facilities in Hamblen County, Knoxville, and the greater Johnson City and Kingsport, Tennessee areas (the “Tri-Cities region”).

The merger agreement has been unanimously approved by the boards of directors of both companies. The transaction is anticipated to close in the second calendar quarter of 2014, subject to customary closing conditions, including regulatory approvals and Jefferson shareholder approval.

Under the terms of the agreement, Jefferson shareholders will receive a total of $8.00 per share in merger consideration consisting of $4.00 in cash plus $4.00 in HomeTrust common stock. This represents approximately $51.2 million of aggregate transaction consideration.  The number of HomeTrust shares to be issued will be determined based on HomeTrust’s average closing stock price during the 10 trading days ending on the fifth trading day prior to the closing date, with the exchange ratio fixed at 0.2667 if the average closing price is equal to or less than $15.00 per share and at 0.2222 if the average closing price is equal to or greater than $18.00 per share.

HomeTrust anticipates that this transaction will be accretive to earnings (before merger costs) at approximately $0.18 per share in the first year of combined operations and accretive to tangible book value in approximately 33 months.

HomeTrust’s Stonestreet also added, “The combination of HomeTrust and Jefferson is consistent with our stated business strategy to appropriately utilize capital and increase operating efficiency to create a ‘win-win’ opportunity for both our shareholders and the communities we serve.”

HomeTrust was advised in the transaction by Sandler O’Neill & Partners, L.P. as financial advisor and Silver, Freedman, Taff & Tiernan LLP as legal counsel. Jefferson was advised by Keefe, Bruyette and Woods as financial advisor and Kilpatrick, Townsend & Stockton LLP as legal counsel.

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank, including its banking divisions – HomeTrust Bank, Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank. With $1.7 billion in assets as of September 30, 2013, the community-oriented financial institution offers traditional financial services within its local communities through its 21 full service offices in Western North Carolina, including the Asheville metropolitan area, the “Piedmont” region of North Carolina, and Greenville, South Carolina. The Bank is the 10th largest community bank headquartered in North Carolina.

About Jefferson Bancshares, Inc.

Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a Tennessee-chartered savings bank headquartered in Morristown, Tennessee including its banking division – State of Franklin Bank. Jefferson Federal Bank is a community oriented financial institution offering traditional financial services with offices in Hamblen, Knox, Washington and Sullivan Counties, Tennessee. At September 30, 2013, Jefferson had consolidated assets of $498.6 million, deposits of $396.0 million and shareholders’ equity of $53.3 million.

Cautionary Statement Regarding Forward Looking Statements

This press release may contain certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results of HomeTrust, Jefferson and/or the combined company to differ materially from expected results include: expected cost savings, synergies and other financial benefits from the pending acquisition of Jefferson by HomeTrust (“merger”) might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the merger might not be obtained; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in each company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in each company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, each company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in each company’s market areas; decreases in the secondary market for the sale of loans; results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require an  increase in the reserve for loan losses, write-down of assets, change in regulatory capital position or affect the ability to borrow funds or maintain or increase deposits, which could adversely affect  liquidity and earnings; legislative or regulatory changes that adversely affect each company’s business including the effect of Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Basel III, changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the ability of each company to attract and retain deposits; increases in premiums for deposit insurance; management’s assumptions in determining the adequacy of the allowance for loan losses; the ability to control operating costs and expenses; the use of estimates in determining fair value of certain of assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on each company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect each company’s workforce and potential associated charges; computer systems on which we depend could fail or experience a security breach; the ability to retain key members of each company’s senior management team; costs and effects of litigation, including settlements and judgments; the ability of HomeTrust to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to each company;; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; and other economic, competitive, governmental, regulatory, and technological factors affecting each company’s operations, pricing, products and services; and the other risks described in HomeTrust’s and Jefferson’s reports filed with the Securities and Exchange Commission (the “SEC”), including their Annual Reports on Form 10-K for the fiscal year ended June 30, 2013.

Any of the forward-looking statements made in this release are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, because of the factors listed above or because of other factors that cannot be foreseen. HomeTrust and Jefferson do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Additional Information

HomeTrust, Bancshares, Inc. will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of Jefferson Bancshares, Inc. that also constitutes a prospectus of HomeTrust, which will be sent to the shareholders of Jefferson.  Jefferson shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about HomeTrust, Jefferson and the proposed transaction.  When filed, this document and other documents relating to the merger filed by HomeTrust and Jefferson can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing HomeTrust’s website at www.hometrustbanking.com under the tab “Investor Relations” and then under “SEC Filings” or by accessing Jefferson’s website at www.jeffersonfederal.com under the tab “SEC Filings” and then under “SEC Filings.”  Alternatively, these documents, when available, can be obtained free of charge from HomeTrust upon written request to HomeTrust Bancshares, Inc., Attn: Investor Relations, 10 Woodfin Street, Asheville, North Carolina 28801 or by calling (828) 350-3049, or from Jefferson, upon written request to Jefferson Bancshares, Inc., Attn: Investor Relations, 120 Evans Avenue, Morristown, Tennessee 37814 or by calling (423) 586-8421.

Participants in this Transaction

HomeTrust, Jefferson and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Jefferson shareholders in connection with the proposed transaction under the rules of the SEC.  Information about these participants may be found in the definitive proxy statement of HomeTrust filed with the SEC by HomeTrust on October 11, 2013 and the definitive proxy statement of Jefferson filed with the SEC on October 4, 2013.  These definitive proxy statements can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

WEBSITES:        WWW.HOMETRUSTBANCSHARES.COM
WWW.JEFFERSONFEDERAL.COM

Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and CEO
Tony J. VunCannon - Senior Vice President, CFO, and Treasurer
828-259-3939

Jefferson Bancshares, Inc.
Anderson L. Smith – President and CEO
Jane P. Hutton – Senior Vice President, CFO, Treasurer, and Secretary
423-586-8421